Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS:	Farah Soi / Caitlin Morahan
ICR
203-682-8200
Farah.Soi@icrinc.com
Caitlin.Morahan@icrinc.com
MEDIA:	Jennifer Sanders
PERRY STREET COMMUNICATIONS
214-965-9955
JSanders@perryst.com

MICHAEL ROULEAU RETIRES AS CEO OF TUESDAY MORNING CORPORATION

— Steven R. Becker to Lead Newly-Formed Office of the Chairman —

— Board Commences Search for New CEO —

Dallas, TX, September 29, 2015 — Tuesday Morning Corporation (NASDAQ:TUES), a leading off-price retailer with over 750 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced that Michael Rouleau is retiring as Chief Executive Officer and a member of the Company’s Board of Directors, effective immediately.  Mr. Rouleau will remain with Tuesday Morning in a consultative capacity until March 31, 2016 to help ensure a smooth transition.

Tuesday Morning has created a new Office of the Chairman, led by current Board Chairman Steven R. Becker, to support oversight of the Company’s strategic initiatives until a new CEO is appointed, as well as added a new lead independent director role which will be held by current Board member Terry Burman.  The Office of the Chairman will also include Mr. Burman as Vice Chairman, Melissa Phillips in her capacity as President and Chief Operating Officer, and Phil Hixon, who currently serves as Executive Vice President, Store Operations.  The Board has also created a Search Committee and retained Herbert Mines Associates, a leading, retail executive search firm to identify and evaluate both internal and external CEO candidates.

“Michael Rouleau has played a critical leadership role revitalizing Tuesday Morning and rebuilding the Company for sustained success in the years to come,” Mr. Becker stated.  “We owe him a debt of gratitude, and appreciate Michael working tirelessly over the last couple of years to rebuild this great brand.  Looking ahead, Tuesday Morning has exceptionally strong management talent and we are well-positioned to execute on our strategies in both the near as well as the long-term.”

Mr. Rouleau added, “With Tuesday Morning’s rebuilding program well underway, now is the right time to transition to new leadership.  It has been a privilege to lead Tuesday Morning alongside so many dedicated and committed colleagues.  I am proud of what the team has accomplished over the last couple of years and believe there is still so much opportunity for Tuesday Morning.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our current expectations, plans, strategies and goals and our current beliefs concerning future business conditions, our future results of operations, our future financial position, and our current business outlook or state other “forward-looking” information.  Forward-looking statements in this press release include, but are not limited to, statements of management’s current plans and expectations in this press release.

Reference is hereby made to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, “Cautionary Statement Regarding Forward-Looking Statements” and “Item 1A. Risk Factors” of the Company’s most recent Annual Report on Form 10-K, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our long-term business strategy; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances profitably; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality associates in appropriate numbers, including key associates and management; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, weather, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage.  The Company’s filings with the SEC are available at the SEC’s web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.  Investors are cautioned not to place undue reliance on any forward-looking statements.

About Tuesday Morning

Tuesday Morning Corporation (NASDAQ:TUES) is a leading off-price retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts. The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise - never seconds or irregulars - at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates over 750 stores in 41 states. More information and a list of store locations may be found on our website at www.tuesdaymorning.com.